EXHIBIT 10.1

Sempra Energy

Employee Stock Incentive Plan

1. Purpose. The purposes of the Sempra Energy Employee Stock Incentive Plan (the "Plan") are to attract, retain and motivate employees of SEMPRA ENERGY, a California corporation (the "Company"), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

"Administrative Committee" means the Compensation Committee of the Board of Directors or any successor committee thereto, or any other committee consisting of two or more members all of whom are Executive Officers of the Company or members of the Compensation Committee (or a combination of such Executive Officers or members of the Compensation Committee) and appointed by the Board of Directors or the Compensation Committee to administer the Plan.

"Affiliate" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act.

"Award" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Restricted Stock Awards or Stock Awards.

"Award Agreement" means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Administrative Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Administrative Committee may, in its discretion, require that an Award Agreement be executed by the Participant to whom the relevant Award is granted.

"Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act.

"Board of Directors" means the Board of Directors of the Company.

A "Change in Control" of the Company shall be deemed to have occurred when:

(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is first approved by the Board of Directors (the "Effective Date"), constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

"Common Stock" means the common stock, with no par value, of the Company.

"Eligible Employees" means the individuals described in Section 6 who are eligible to receive Awards under the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

"Executive Officer" means an individual who in respect of the Company is an "officer" within the meaning of Rule 16a-1(f) under the Exchange Act, or any successor rule.

"Fair Market Value" means, in the event that the Common Stock is traded on a recognized securities exchange, the closing price of the Common Stock on the date set for valuation, or in the event that the Common Stock is quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues system, an amount equal to the average of the high and low prices of the Common Stock on such quotations system on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted such system on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations system or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Administrative Committee.

"Parent" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

"Participant" means an Eligible Employee to whom an Award has been granted under the Plan.

"Person" means any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

"Restricted Stock Award" means an Award of restricted shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

"Stock Award" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

"Stock Option" means an option to purchase shares of Common Stock granted to an Eligible Employee pursuant to Section 8 hereof.

"Subsidiary" means (i) any direct or indirect majority-owned subsidiary of the Company and (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrative Committee designates as a Subsidiary for the purposes of the Plan.

"Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to a Stock Option granted in connection with a cancellation and repricing of a Stock Option.

3. Administration of the Plan.

(a) Power and Authority of the Administrative Committee. The Plan shall be administered by the Administrative Committee, which shall have full power and authority, subject to the express provisions hereof:

(i) to select Participants from among the Eligible Employees;

(ii) to grant Awards in accordance with the terms of the Plan;

(iii) to determine the number of shares of Common Stock subject to each Award;

(iv) to determine the terms and conditions of each Award, including, without limitation, those related to dividend equivalents, vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company or, subject to Section 12 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant;

(v) to accelerate the vesting or payment of any Award, the lapse of restrictions on any Award or the date on which any Award becomes exercisable;

(vi) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

(vii) to construe and interpret any Award Agreement delivered under the Plan;

(viii) subject to Section 13, to prescribe, amend and rescind administrative rules and procedures relating to the Plan;

(ix) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements, including those of foreign jurisdictions; and

(x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Administrative Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the terms of the Plan and any Award Agreement entered into hereunder.

(c) Determinations of Committee Final and Binding. All determinations by the Administrative Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any Award Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Liability of Committee. No member of the Administrative Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Administrative Committee be liable for any act or omission of any other member of the Administrative Committee. In the performance of its functions with respect to the Plan, the Administrative Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other person the Administrative Committee deems appropriate, and no member of the Administrative Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. Effective Date and Duration of Plan. The Plan shall become effective upon approval thereof by the Board of Directors. It shall continue in effect until it is terminated by the Board of Directors (upon which termination no further Awards may be granted hereunder) and thereafter until all Awards previously granted under the Plan have been satisfied or have been terminated, cancelled or expired under the terms of the Plan or under the Award Agreements entered into in connection with the grant thereof.

5. Shares Subject to the Plan. Subject to adjustment as provided in Section 11(b) hereof, the number of shares of Common Stock that may be issued pursuant to Awards (other than Substitute Awards) granted under the Plan (net of the number of shares accepted or withheld by the Company in payment of Awards or to satisfy Participants' tax withholding obligations in respect thereof and shares issued and subsequently forfeited to the Company upon failure of a Restricted Stock Award or other Award to vest) shall not exceed, in the aggregate, 10 million shares. Shares issued in payment or settlement of dividend equivalents or for Substitute Awards shall not be counted against such limitation.

6. Eligible Employees. Awards may be granted by the Administrative Committee to any employee of the Company or a Subsidiary other than an employee who, at the time the Award is granted, is a member of the Board of Directors or an Executive Officer.

  Awards.

(a) Generally. Awards under the Plan may consist of Stock Options, Restricted Stock Awards or Stock Awards. The terms and provisions of an Award shall be set forth in a written Award Agreement that is approved by the Administrative Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Administrative Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Administrative Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option becomes exercisable. The Administrative Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Administrative Committee.

(b) Dividend Equivalents. The Administrative Committee may provide that Awards granted under the Plan earn amounts equal to all or a fraction or multiple of the dividends that would have been paid on all or a portion of the shares subject to the Award and for all or a portion of the period during which the Award is outstanding. Such dividend equivalents may be paid (either in cash or Common Stock or a combination thereof at the discretion of the Administrative Committee) currently or may be deferred and, if deferred, may be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Energy Direct Stock Purchase Plan. Any payment or deferral of dividend equivalents shall be subject to such restrictions and conditions as the Administrative Committee may determine in its discretion, including, but not limited to, performance-based vesting requirements.

(c) Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Administrative Committee may, subject to such terms and conditions as the Administrative Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members; provided, however, that the restrictions set forth in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, an Award shall be exercisable only by, and payments in respect thereof shall be payable only to, the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Award has been transferred in accordance with the previous sentence.

8. Stock Options.

(a) Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Administrative Committee in connection with the Stock Option and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options granted under the Plan are not intended to be, and shall not be construed to be, "incentive stock options" within the meaning of Section 422 of the Code.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Administrative Committee at the time of grant and set forth in the Award Agreement, provided, however, that the exercise price per share of a Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant and such exercise price shall not thereafter be reduced (other than adjustments pursuant to Section 11(b) to reflect changes in outstanding Common Stock and the conversion of outstanding Stock Options into Replacement Options pursuant to Section 12 in the event of a Change in Control) by amendment, cancellation and regrant or substitution of Stock Options or otherwise.

Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(ii) the aggregate exercise price thereof;

does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrative Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(iv) the aggregate exercise price of such shares.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrative Committee and set forth in the Award Agreement.

(d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares of Common Stock of the Company or a combination thereof; provided, however, that such previously owned shares, if acquired from the Company, shall have been held for a period of at least six months. In accordance with the rules and procedures established by the Administrative Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Administrative Committee involving a broker or dealer approved by the Administrative Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

(e) Deferral. In accordance with rules and procedures established by the Administrative Committee, the Administrative Committee may permit a Participant at or after the time of grant to defer receipt of the Common Stock underlying a Stock Option to one or more dates elected by the Participant, subsequent to the date on which such Stock Option is exercised. Shares that are deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with dividends, dividend equivalents, notional interest or earnings in accordance with procedures established by the Administrative Committee in its discretion from time to time. Deferred amounts shall be paid in cash, Common Stock or other property, as determined by the Administrative Committee at or after the time of deferral, on the date or dates elected by the Participant.

9. Restricted Stock Awards. Restricted Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Administrative Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Restricted Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability. Except as otherwise provided by the Administrative Committee in its sole discretion, a Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock underlying a Restricted Stock Award, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same terms and conditions that apply to the shares with respect to which such dividends are issued.

10. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to the satisfaction of performance or other criteria for issuance or vesting and to restrictions on transferability.

11. Recapitalization or Reorganization.

(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the Common Stock, the Administrative Committee shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Administrative Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards. The Administrative Committee's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

12. Change in Control. In the event of a Change in Control (i) all Stock Options then outstanding shall automatically become fully vested and exercisable as of the date of the Change in Control and (ii) all restrictions and conditions on all Restricted Stock Awards then outstanding shall lapse as of the date of the Change in Control. In addition to the foregoing, in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "Surviving Entity") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "Predecessor Option") will be converted into an option (a "Replacement Option") to acquire common stock of the Surviving Entity or its Parent, which Replacement Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

Notwithstanding the foregoing, in the event of a Change in Control, the Administrative Committee expressly reserves the discretion to cancel all outstanding Stock Options, effective as of the date of the Change in Control, in exchange for a cash payment to be made to each of the Participants within five business days following the Change in Control in an amount equal to the excess of the fair market value of the Company's Common Stock on the date of the Change in Control over the exercise price of each such Stock Option, multiplied by the number of shares that are subject to such option. Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of the Plan or any Award Agreement would so qualify, then the Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Stock Option Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

13. Amendment and Termination of the Plan. The Board of Directors may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Award shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board of Directors shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

14. Miscellaneous.

(a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Administrative Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrative Committee, in accordance with rules and procedures established by the Administrative Committee, any required withholding obligations may be satisfied with Common Stock (valued at its Fair Market Value), including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that notwithstanding any other provision of the Plan the amount of such withholding obligations that may be satisfied with Common Stock that is part of the Award that gives rise to such obligations or that was acquired from the Company and not subsequently held for a period of at least six months shall not exceed the minimum aggregate amount of such obligations based on applicable minimum statutory withholding rates. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) No Right to Grants or Employment. No Eligible Employee or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrative Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to grants hereunder.

(d) Other Employee Benefit Plans. Amounts received by a Participant with respect to any Award granted pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

(e) Securities Law Restrictions. The Administrative Committee may require each Eligible Employee purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Employee is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrative Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrative Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(f) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(g) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(h) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

Approved by the Board of Directors on November 7, 2000

FIRST AMENDMENT TO

SEMPRA ENERGY

EMPLOYEE STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT TO SEMPRA ENERGY EMPLOYEE STOCK INCENTIVE PLAN (this "First Amendment") is made and adopted by SEMPRA ENERGY, a California corporation (the "Company"), as of February 20, 2004. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has adopted the Sempra Energy Employee Stock Incentive Plan (the "Plan") for the benefit of employees;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 13 thereof;

WHEREAS, the Company desires to amend the Plan with respect to the number of shares subject to the Plan; and

WHEREAS, this First Amendment was approved by the Board of Directors of the Company on February 20, 2004.

NOW THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1. Section 5 of the Plan is hereby amended and restated in its entirety as follows:

"5. Shares Subject to the Plan. Subject to adjustment as provided in Section 11(b) hereof, the number of shares of Common Stock that may be issued pursuant to Awards (other than Substitute Awards) granted under the Plan (net of the number of unissued shares withheld by the Company to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award, shares subject to an Award that terminates, expires or lapses without the shares having been issued, and shares which are forfeited to the Company upon the failure of a Restricted Stock Award to vest) shall not exceed, in the aggregate, 10 million shares. Shares issued in payment or settlement of dividend equivalents with respect to issued shares or for Substitute Awards with respect to issued shares shall not be counted against such limitation."

2. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3. This First Amendment shall be effective as of the earlier of (i) the Company's 2004 Annual Meeting of Shareholders and (ii) June 30, 2004.

4. Except as set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer as of ________________, 2004.

SEMPRA ENERGY

By: ____________________________

Name:

Title: